Confidential - Company Proprietary Exhibit 10.4 VERALTO CORPORATION 2023 OMNIBUS INCENTIVE PLAN RESTRICTED STOCK UNIT AGREEMENT Unless otherwise defined herein, the terms defined in the Veralto Corporation 2023 Omnibus Incentive Plan (the “Plan”) will have the same defined meanings in this Restricted Stock Unit Agreement (the “Agreement”). I. NOTICE OF GRANT Name: Employee ID: The undersigned Participant has been granted an Award of Restricted Stock Units, subject to the terms and conditions of the Plan and this Agreement, as follows (each of the following capitalized terms are defined terms having the meaning indicated below): Date of Grant Number of Restricted Stock Units Time-Based Vesting Criteria ____________________________________ II. AGREEMENT 1. Grant of RSUs. Veralto Corporation (the “Company”) hereby grants to the Participant named in this Grant Notice (the “Participant”), an Award of Restricted Stock Units (“RSUs”) to acquire the number of shares of Common Stock (the “Shares”) set forth in the Grant Notice, subject to the terms and conditions of this Agreement and the Plan, which are incorporated herein by reference. For purposes of this Agreement, to the extent the Participant is not employed by the Company, “Employer” means the Eligible Subsidiary that employs the Participant. 2. Vesting. (a) Vesting Schedule. Except as may otherwise be set forth in this Agreement or in the Plan, with respect to each Tranche of RSUs granted under this Agreement (a “Tranche” consists of all RSUs as to which the Time-Based Vesting Criteria are scheduled to be satisfied on the same date), the Tranche shall not vest unless the Participant continues to be actively employed with the Company or an Eligible Subsidiary for the period required to satisfy the Time-Based Vesting Criteria applicable to such Tranche (the date on which the Time-Based Vesting Criteria applicable to a Tranche are scheduled to be satisfied is the “Time-Based Vesting Date”). Vesting shall be determined separately for each Tranche. The Time-Based Vesting Criteria applicable to any Tranche are referred to as “Vesting Conditions,” and the date upon which all Vesting Conditions applicable to that Tranche are satisfied is referred to as the “Vesting Date” for such Tranche. The Vesting Conditions shall be established by the Compensation Committee (the “Committee”) of the Company’s Board of Directors (or by one or more members of Company management, if such power has been delegated in accordance with the Plan and applicable law) and reflected in the

2 Confidential - Company Proprietary account maintained for the Participant by an external third party administrator of the RSUs. Further, during any approved leave of absence (and without limiting the application of any other rules governing leaves of absence that the Committee may approve from time to time pursuant to the Plan), to the extent permitted by applicable law, the Committee shall have discretion to provide that the vesting of the RSUs shall be frozen as of the first day of the leave (or as of any subsequent day during such leave, as applicable) and shall not resume until and unless the Participant returns to active employment. (b) Fractional RSU Vesting. In the event the Participant is vested in a fractional portion of an RSU (a “Fractional Portion”), such Fractional Portion will be rounded up and converted into a whole Share and issued to the Participant; provided that to the extent rounding a fractional Share up would result in the imposition of either (i) individual tax and penalty interest charges imposed under Section 409A of the U.S. Internal Revenue Code of 1986 (“Section 409A”), or (ii) adverse tax consequences if the Participant is located outside of the United States, the fractional Share will be rounded down without the payment of any consideration in respect of such fractional Share. (c) Addenda. The provisions of Addendum A, Addendum B and Addendum C (collectively, the “Addenda”), are incorporated by reference herein and made a part of this Agreement. To the extent any provision in the Addenda conflicts with any provision set forth elsewhere in this Agreement (including without limitation any provisions relating to Retirement), the provision set forth in the Addenda shall control. 3. Form and Timing of Payment; Conditions to Issuance of Shares. (a) Form and Timing of Payment. The Award of RSUs represents the right to receive a number of Shares equal to the number of RSUs that vest pursuant to the Vesting Conditions. Unless and until the RSUs have vested in the manner set forth in Sections 2 and 4, the Participant shall have no right to payment of any such RSUs. Prior to actual issuance of any Shares underlying the RSUs, such RSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company. Subject to the other terms of the Plan and this Agreement, with respect to any Tranche that vests in accordance with Sections 2 and 4, the underlying Shares will be paid to the Participant in whole Shares within 90 days of the Vesting Date for that Tranche. The Shares shall not be issued under the Plan unless the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded. The Committee may require the Participant to take any reasonable action in order to comply with any such rules or regulations. (b) Acknowledgment of Potential Securities Law Restrictions. Unless a registration statement under the Securities Act covers the Shares issued upon vesting of an RSU, the Committee may require that the Participant agree in writing to acquire such Shares for investment and not for public resale or distribution, unless and until the Shares subject to the RSUs are registered under the Securities Act. The Committee may also require the Participant to acknowledge that the Participant shall not sell or transfer such Shares except in compliance with all applicable laws, and may apply such other restrictions as it deems appropriate. The Participant acknowledges that the U.S. federal securities laws prohibit trading in the stock of the Company by persons who are in possession of material, non-public information, and also acknowledges and understands the other restrictions set forth in the Company’s Insider Trading Policy. 4. Termination. (a) General. In the event the Participant’s active employment or other active service- providing relationship, as applicable, with the Company or an Eligible Subsidiary terminates (the date of

3 Confidential - Company Proprietary any such termination is referred to as the “Termination Date”) for any reason (other than death, Early Retirement or Normal Retirement) whether or not in breach of applicable labor laws, unless contrary to applicable law and unless otherwise provided by the Administrator either initially or subsequent to the grant of the RSUs, all RSUs that are unvested as of the Termination Date shall automatically terminate as of the Termination Date and the Participant’s right to receive further RSUs under the Plan shall also terminate as of the Termination Date. The Committee shall have discretion to determine whether the Participant has ceased to be actively employed by (or, if the Participant is a consultant or director, has ceased actively providing services to) the Company or an Eligible Subsidiary, and the effective date on which such active employment (or active service-providing relationship, as applicable) terminated. The Participant’s active employer-employee or other active service-providing relationship, as applicable, will not be extended by any notice period mandated under applicable law (e.g., active employment shall not include a period of “garden leave,” paid administrative leave or similar period pursuant to applicable law). Unless the Committee provides otherwise (1) termination of the Participant’s employment will include instances in which the Participant is terminated and immediately rehired as an independent contractor, and (2) the spin-off, sale, or disposition of the Employer from the Company or an Eligible Subsidiary (whether by transfer of shares, assets or otherwise) such that the Employer no longer constitutes an Eligible Subsidiary will constitute a termination of employment or service. (b) Death and Disability. In the event the Participant’s active employment or other active service-providing relationship with the Company or an Eligible Subsidiary terminates as a result of death or Disability (as defined in the Plan), unless contrary to applicable law, all unvested RSUs automatically shall become fully vested as of the date of the Participant’s death or Disability and the vested RSUs shall be settled in accordance with Section 3. (c) Retirement. (i) Upon termination of employment (or other active service-providing relationship, as applicable) by reason of the Participant’s Early Retirement, unless contrary to applicable law and unless otherwise provided by the Committee either initially or subsequent to the grant of RSUs, the unvested portion of the RSUs held by the Participant for at least six (6) months prior to the Early Retirement date will continue to vest in accordance with Section 2. (ii) Upon termination of employment (or other active service-providing relationship) by reason of the Participant’s Normal Retirement, unless contrary to applicable law and unless otherwise provided by the Committee either initially or subsequent to the grant of the RSUs, the unvested portion of the RSUs held by the Participant for at least six (6) months prior to the Normal Retirement date will continue to vest in accordance with Section 2. (d) Gross Misconduct. If the Participant’s employment with the Company or an Eligible Subsidiary is terminated for Gross Misconduct as determined by the Administrator, the Administrator in its sole discretion may provide that all, or any portion specified by the Administrator, of the Participant’s unvested RSUs shall automatically terminate as of the time of termination without consideration. The Participant acknowledges and agrees that the Participant’s termination of employment shall also be deemed to be a termination of employment by reason of the Participant’s Gross Misconduct if, after the Participant’s employment has terminated, facts and circumstances are discovered or confirmed by the Company that would have justified a termination for Gross Misconduct. (e) Violation of Post-Termination Covenant. To the extent that any of the Participant’s RSUs remain outstanding under the terms of the Plan or this Agreement after the Termination Date, such RSUs shall expire as of the date the Participant violates any covenant not to compete or other

4 Confidential - Company Proprietary post-termination covenant that exists between the Participant on the one hand and the Company or any Eligible Subsidiary of the Company, on the other hand. (f) Substantial Corporate Change. Upon a Substantial Corporate Change, the Participant’s unvested RSUs will terminate unless provision is made in writing in connection with such transaction for the assumption or continuation of the RSUs, or the substitution for such RSUs of any options or grants covering the stock or securities of a successor employer corporation, or a parent or subsidiary of such successor, with appropriate adjustments as to the number and kind of shares of stock and prices, in which event the RSUs will continue in the manner and under the terms so provided. 5. Non-Transferability of RSUs. Unless the Committee determines otherwise in advance in writing, RSUs may not be transferred in any manner otherwise than by will or by the applicable laws of descent or distribution. The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs and permitted successors and assigns of the Participant. 6. Amendment of RSUs or Plan. (a) The Plan and this Agreement constitute the entire understanding of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof. The Participant expressly warrants that the Participant is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. The Board may amend, modify or terminate the Plan or the RSUs in any respect at any time; provided, however, that modifications to this Agreement or the Plan that materially and adversely affect the Participant’s rights hereunder can be made only in an express written contract signed by the Company and the Participant. Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement and the Participant’s rights under outstanding RSUs as it deems necessary or advisable, in its sole discretion and without the consent of the Participant, (1) upon a Substantial Corporate Change, (2) as required by law, or (3) to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection with the RSUs. (b) The Participant acknowledges and agrees that if the Participant changes classification from a full-time employee to a part-time employee the Committee may in its sole discretion reduce or eliminate the Participant’s unvested RSUs. 7. Tax Obligations. (a) Withholding Taxes. Regardless of any action the Company or the Employer takes with respect to any or all federal, state, local or foreign income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items associated with the RSUs is and remains the Participant’s responsibility and that the Company and the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the grant or vesting of the RSUs, the delivery of Shares, the subsequent sale of Shares acquired at vesting and the receipt of any dividends or dividend equivalents; and (ii) do not commit to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate the Participant’s liability for Tax-Related Items. Further, if the Participant is subject to tax in more than one jurisdiction, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

5 Confidential - Company Proprietary (i) This Section 7(a)(i) shall apply to the Participant only if the Participant is not subject to Section 16 of the Securities Exchange Act of 1934 as of the date the relevant RSU first becomes includible in the gross income of the Participant for purposes of Tax-Related Items. The Participant shall, no later than the date as of which the value of an RSU first becomes includible in the gross income of the Participant for purposes of Tax-Related Items, pay to the Company and/or the Employer, or make arrangements satisfactory to the Administrator (in its sole discretion) regarding payment of, all Tax- Related Items required by applicable law to be withheld by the Company and/or the Employer with respect to the RSU. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company and/or the Employer shall, to the extent permitted by applicable law, have the right to deduct any such Tax-Related Items from any payment of any kind otherwise due to the Participant. With the approval of the Administrator, the Participant may satisfy the foregoing requirement by: A. authorizing the withholding of a sufficient number of [whole] Shares otherwise issuable upon settlement of the RSU that have an aggregate Fair Market Value equal to the amount of Tax-Related Items required to be withheld (the “Net Share Issuance Tax Withholding Method”); B. delivering a sufficient number of [whole] unrestricted Shares already owned by the Participant that have an aggregate Fair Market Value equal to the amount of Tax- Related Items required to be withheld (the “Existing Shares Tax Withholding Method”); or C. authorizing the sale of a sufficient number of [whole] Shares otherwise issuable upon settlement of the RSU that have an aggregate Fair Market Value equal to the amount of Tax-Related Items required to be withheld (the “Sell-To-Cover Tax Withholding Method”). For purposes of the foregoing, (A) the Participant shall be deemed to have been issued the full number of Shares otherwise issuable on the applicable settlement date, notwithstanding that a number of whole Shares are held back or sold to satisfy the Tax-Related Items required to be withheld, (B) the Company or the Employer may determine the amount of Tax-Related Items required to be withheld, in good faith and in its sole discretion, by reference to applicable withholding rates, including maximum withholding rates, so long as such rates will not cause adverse accounting consequences, and (C) the Company may also use any other method or combination of methods of obtaining the necessary payment or proceeds, as permitted by applicable law, to satisfy its withholding obligation for Tax-Related Items pertaining to any RSU. (ii) This Section 7(a)(ii) shall apply to the Participant only if the Participant is subject to Section 16 of the Securities Exchange Act of 1934 as of the date the relevant RSU first becomes includible in the gross income of the Participant for purposes of Tax-Related Items. All Tax-Related Items legally payable by the Participant in respect of the RSUs shall be satisfied by the Company via the Net Share Issuance Tax Withholding Method. The Net Share Issuance Tax Withholding Method described in this paragraph was approved by the Committee prior to the Date of Grant in a manner intended to constitute “approval in advance” by the Committee for purposes of Rule 16b3-(e) under the Securities Exchange Act of 1934, as amended. (b) Code Section 409A. Payments made pursuant to the Plan and this Agreement are intended to qualify for an exemption from or comply with Section 409A. Notwithstanding any provision in this Agreement, the Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify the Plan and/or this Agreement to ensure that all RSUs granted to Participants who are United States taxpayers are made in such a manner that either qualifies for exemption from or complies with Section 409A; provided, however, that the Company makes no representations that the Plan or the RSUs shall be exempt from or comply with Section 409A and makes

6 Confidential - Company Proprietary no undertaking to preclude Section 409A from applying to the Plan or any RSUs granted thereunder. If this Agreement fails to meet the requirements of Section 409A, neither the Company nor any of its Eligible Subsidiaries shall have any liability for any tax, penalty or interest imposed on the Participant by Section 409A, and the Participant shall have no recourse against the Company or any of its Eligible Subsidiaries for payment of any such tax, penalty or interest imposed by Section 409A. Notwithstanding anything to the contrary in this Agreement, these provisions shall apply to any payments and benefits otherwise payable to or provided to the Participant under this Agreement. For purposes of Section 409A, each “payment” (as defined by Section 409A) made under this Agreement shall be considered a “separate payment.” In addition, for purposes of Section 409A, payments shall be deemed exempt from the definition of deferred compensation under Section 409A to the fullest extent possible under (i) the “short-term deferral” exemption of Treasury Regulation § 1.409A-1(b)(4), and (ii) (with respect to amounts paid as separation pay no later than the second calendar year following the calendar year containing the Participant’s “separation from service” (as defined for purposes of Section 409A)) the “two years/two-times” involuntary separation pay exemption of Treasury Regulation § 1.409A-1(b)(9)(iii), which are hereby incorporated by reference. For purposes of making a payment under this Agreement, if any amount is payable as a result of a Substantial Corporate Change, such event must also constitute a “change in ownership or effective control” of the Company or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A. If the Participant is a “specified employee” as defined in Section 409A (and as applied according to procedures of the Company and its Subsidiaries) as of the Participant’s separation from service, to the extent any payment under this Agreement constitutes deferred compensation (after taking into account any applicable exemptions from Section 409A), and such payment is payable by reason of a separation from service, then to the extent required by Section 409A, no payments due under this Agreement may be made until the earlier of: (i) the first day of the seventh month following the Participant’s separation from service, or (ii) the Participant’s date of death; provided, however, that any payments delayed during this six-month period shall be paid in the aggregate in a lump sum, without interest, on the first day of the seventh month following the Participant’s separation from service. 8. Rights as Shareholder. Until all requirements for vesting of the RSUs pursuant to the terms of this Agreement and the Plan have been satisfied, the Participant shall not be deemed to be a shareholder of the Company, and shall have no dividend rights or voting rights with respect to the RSUs or any Shares underlying or issuable in respect of such RSUs until such Shares are actually issued to the Participant. 9. No Employment Contract. Nothing in the Plan or this Agreement constitutes an employment or service contract between the Company and the Participant and this Agreement shall not confer upon the Participant any right to continuation of employment or service with the Company or any of its Eligible Subsidiaries, nor shall this Agreement interfere in any way with the Company’s or any of its Eligible Subsidiaries right to terminate the Participant’s employment or service at any time, with or without cause (subject to any employment or service agreement the Participant may otherwise have with the Company or an Eligible Subsidiary thereof and/or applicable law). 10. Board Authority. The Board and/or the Committee shall have the power to interpret this Agreement and to adopt such rules for the administration, interpretation and application of this Agreement as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether any RSUs have vested). All interpretations and determinations made by the Board and/or the Committee in good faith shall be final and binding upon the Participant, the Company and all

7 Confidential - Company Proprietary other interested persons and such determinations of the Board and/or the Committee do not have to be uniform nor do they have to consider whether the Participants are similarly situated. 11. Headings. The captions used in this Agreement and the Plan are inserted for convenience and shall not be deemed to be a part of the RSUs for construction and interpretation. 12. Electronic Delivery. (a) If the Participant executes this Agreement electronically, for the avoidance of doubt, the Participant acknowledges and agrees that the Participant’s execution of this Agreement electronically (through an on-line system established and maintained by the Company or a third party designated by the Company, or otherwise) shall have the same binding legal effect as would execution of this Agreement in paper form. The Participant acknowledges that upon request of the Company the Participant shall also provide an executed, paper form of this Agreement. (b) If the Participant executes this Agreement in paper form, for the avoidance of doubt the parties acknowledge and agree that it is their intent that any agreement previously or subsequently entered into between the parties that is executed electronically shall have the same binding legal effect as if such agreement were executed in paper form. (c) If the Participant executes this Agreement multiple times (for example, if the Participant first executes this Agreement in electronic form and subsequently executes this Agreement in paper form), the Participant acknowledges and agrees that (i) no matter how many versions of this Agreement are executed and in whatever medium, this Agreement only evidences a single Award relating to the number of RSUs set forth in the Grant Notice and (ii) this Agreement shall be effective as of the earliest execution of this Agreement by the parties, whether in paper form or electronically, and the subsequent execution of this Agreement in the same or a different medium shall in no way impair the binding legal effect of this Agreement as of the time of original execution. (d) The Company may, in its sole discretion, decide to deliver by electronic means any documents related to the RSUs, to participation in the Plan, or to future awards granted under the Plan, or otherwise required to be delivered to the Participant pursuant to the Plan or under applicable law, including but not limited to, the Plan, this Agreement, the Plan prospectus and any reports of the Company generally provided to shareholders. Such means of electronic delivery may include, but do not necessarily include, the delivery of a link to the Company’s intranet or the internet site of a third party involved in administering the Plan, the delivery of documents via electronic mail (“e-mail”) or such other means of electronic delivery specified by the Company. By executing this Agreement, the Participant hereby consents to receive such documents by electronic delivery. At the Participant’s written request to the Secretary of the Company, the Company shall provide a paper copy of any document at no cost to the Participant. 13. Data Privacy. The Company is located at 225 Wyman Street, Waltham, Massachusetts 02451, United States of America and grants RSUs under the Plan to employees of the Company and its Subsidiaries in its sole discretion. In conjunction with the Company’s grant of the RSUs under the Plan and its ongoing administration of such awards, the Company is providing the following information about its data collection, processing and transfer practices (“Personal Data Activities”). In accepting the grant of the RSUs, the Participant expressly and explicitly consents to the Personal Data Activities as described herein. (a) Data Collection, Processing and Usage. The Company collects, processes and uses the Participant’s personal data, including the Participant’s name, home address, email address, and telephone number, date of birth, social insurance/passport number or other identification number (e.g.

8 Confidential - Company Proprietary resident registration number), salary, citizenship, job title, any Shares or directorships held in the Company, and details of all RSUs or any other equity compensation awards granted, canceled, exercised, vested, or outstanding in the Participant’s favor, which the Company receives from the Participant or the Employer (“Personal Information”). In granting the RSUs under the Plan, the Company will collect the Participant’s Personal Information for purposes of allocating Shares and implementing, administering and managing the Plan. The Company’s legal basis for the collection, processing and usage of the Participant’s Personal Information is the Participant’s consent. (b) Stock Plan Administration Service Provider. The Company transfers the Participant’s Personal Information to Fidelity Stock Plan Services LLC, an independent service provider based in the United States, which assists the Company with the implementation, administration and management of the Plan (the “Stock Plan Administrator”). In the future, the Company may select a different Stock Plan Administrator and share the Participant’s Personal Information with another company that serves in a similar manner. The Stock Plan Administrator will open an account for the Participant to receive and trade Shares acquired under the Plan. The Participant will be asked to agree on separate terms and data processing practices with the Stock Plan Administrator, which is a condition to the Participant’s ability to participate in the Plan. (c) International Data Transfers. The Company and the Stock Plan Administrator are based in the United States. The Participant should note that the Participant’s country of residence may have enacted data privacy laws that are different from the United States. The Company’s legal basis for the transfer of the Participant’s Personal Information to the United States is the Participant’s consent. (d) Voluntariness and Consequences of Consent Denial or Withdrawal. The Participant’s participation in the Plan and the Participant’s grant of consent is purely voluntary. The Participant may deny or withdraw the Participant’s consent at any time. If the Participant does not consent, or if the Participant later withdraws the Participant’s consent, the Participant may be unable to participate in the Plan. This would not affect the Participant’s existing employment or salary; instead, the Participant merely may forfeit the opportunities associated with the Plan. (e) Data Subject Rights. The Participant may have a number of rights under the data privacy laws in the Participant’s country of residence. For example, the Participant’s rights may include the right to (i) request access or copies of personal data the Company processes, (ii) request rectification of incorrect data, (iii) request deletion of data, (iv) place restrictions on processing, (v) lodge complaints with competent authorities in the Participant’s country of residence, and/or (vi) request a list with the names and addresses of any potential recipients of the Participant’s Personal Information. To receive clarification regarding the Participant’s rights or to exercise the Participant’s rights, the Participant should contact the Participant’s local human resources department. 14. Waiver of Right to Jury Trial. EACH PARTY, TO THE FULLEST EXTENT PERMITTED BY LAW, WAIVES ANY RIGHT OR EXPECTATION AGAINST THE OTHER TO TRIAL OR ADJUDICATION BY A JURY OF ANY CLAIM, CAUSE OR ACTION ARISING WITH RESPECT TO THE RSUS OR HEREUNDER, OR THE RIGHTS, DUTIES OR LIABILITIES CREATED HEREBY. 15. Agreement Severable. In the event that any provision of this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement. 16. Governing Law and Venue. The laws of the State of Delaware (other than its choice of law provisions) shall govern this Agreement and its interpretation. For purposes of litigating any dispute that arises with respect to the RSUs, this Agreement or the Plan, the parties hereby submit to and consent to the

9 Confidential - Company Proprietary jurisdiction of the State of Delaware, and agree that such litigation shall be conducted in the courts of New Castle County, or the United States Federal court for the District of Delaware, and no other courts; and waive, to the fullest extent permitted by law, any objection that the laying of the venue of any legal or equitable proceedings related to, concerning or arising from such dispute which is brought in any such court is improper or that such proceedings have been brought in an inconvenient forum. Any claim under the Plan, this Agreement or the RSUs must be commenced by the Participant within twelve (12) months of the earliest date on which the Participant’s claim first arises, or the Participant’s cause of action accrues, or such claim will be deemed waived by the Participant. 17. Nature of RSUs. In accepting the RSUs, the Participant acknowledges and agrees that: (a) the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan; (b) the Plan is operated and the RSUs are granted solely by the Company and only the Company is a party to this Agreement; accordingly, any rights the Participant may have under this Agreement may be raised only against the Company but not any Eligible Subsidiary (including, but not limited to, the Employer); (c) no Eligible Subsidiary (including, but not limited to, the Employer) has any obligation to make any payment of any kind to the Participant under this Agreement; (d) the award of RSUs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future awards of RSUs, benefits in lieu of RSUs or other equity awards, even if RSUs have been awarded in the past; (e) all decisions with respect to equity awards, if any, shall be at the sole discretion of the Company; (f) the Participant’s participation in the Plan is voluntary; (g) the award of RSUs and the Shares subject to the RSUs, and the income from and value of same, are an extraordinary item that (i) does not constitute compensation of any kind for services of any kind rendered to the Company or any Eligible Subsidiary, and (ii) is outside the scope of the Participant’s employment or service contract, if any; (h) the award of RSUs and the Shares subject to the RSUs, and the income from and value of same are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or any Eligible Subsidiary; (i) the award of RSUs and any Shares acquired under the Plan, and the income from and value of same, are not intended to replace or supplement any pension rights or compensation; (j) unless otherwise agreed with the Company in writing, the RSUs and the Shares subject to the RSUs, and the income from and value of same, are not granted as consideration for, or in connection with, any service the Participant may provide as a director of any Eligible Subsidiary;

10 Confidential - Company Proprietary (k) the future value of the underlying Shares is unknown, undeterminable and cannot be predicted with certainty; (l) the value of the Shares acquired upon vesting/settlement of the RSUs may increase or decrease in value; (m) no claim or entitlement to compensation or damages shall arise from termination of the RSUs, or recoupment of any Shares acquired under the Plan, or from any diminution in value of the RSUs, or the Shares upon vesting of the RSUs resulting from (i) termination of the Participant’s employment or continuous service with the Company or any Eligible Subsidiary (for any reason whatsoever and whether or not in breach of applicable labor laws of the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any), and / or (ii) the application of the application of the Veralto Corporation Clawback Policy (as described in Section 27 below), as it may be amended from time to time (whether such policy is adopted on or after the date of this Agreement); and (n) neither the Company, the Employer nor any other Eligible Subsidiary shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the RSUs or of any amounts due to the Participant pursuant to the settlement of the RSUs or the subsequent sale of any Shares acquired upon vesting. 18. Language. The Participant acknowledges that the Participant is proficient in the English language, or has consulted with an advisor who is sufficiently proficient in English, so as to allow the Participant to understand the terms and conditions of this Agreement. If the Participant has received the Plan, this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control, unless otherwise prescribed by applicable law. 19. Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable. 20. Waiver. The Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Participant or any other participant. 21. Insider Trading/Market Abuse Laws. By accepting the RSUs, the Participant acknowledges that the Participant is bound by all the terms and conditions of any Company insider trading policy as may be in effect from time to time. The Participant further acknowledges that, depending on the Participant’s country, the Participant may be or may become subject to insider trading restrictions and/or market abuse laws, which may affect the Participant’s ability to accept, acquire, sell or otherwise dispose of Shares, rights to Shares (e.g., RSUs) or rights linked to the value of Shares under the Plan during such times as the Participant is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Participant placed before the Participant possessed inside information. Furthermore, the Participant could be prohibited from (i) disclosing the inside information to any third party, which may include fellow employees and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any Company insider trading policy as may be in effect from time to time. The Participant acknowledges that it is the Participant’s personal responsibility to comply with any applicable restrictions, and the Participant should speak to the Participant’s personal advisor on this matter.

11 Confidential - Company Proprietary 22. Legal and Tax Compliance; Cooperation. If the Participant resides or is employed outside of the United States, the Participant agrees, as a condition of the grant of the RSUs, to repatriate all payments attributable to the Shares and/or cash acquired under the Plan (including, but not limited to, dividends and any proceeds derived from the sale of Shares acquired pursuant to the RSUs) if required by and in accordance with local foreign exchange rules and regulations in the Participant ‘s country of residence (and country of employment, if different). In addition, the Participant also agrees to take any and all actions, and consent to any and all actions taken by the Company and its Eligible Subsidiaries, as may be required to allow the Company and its Eligible Subsidiaries to comply with local laws, rules and regulations in the Participant’s country of residence (and country of employment, if different). Finally, the Participant agrees to take any and all actions as may be required to comply with the Participant’s personal legal and tax obligations under local laws, rules and regulations in the Participant ‘s country of residence (and country of employment, if different). 23. Private Offering. The grant of the RSUs is not intended to be a public offering of securities in the Participant’s country of residence (and country of employment, if different). The Company has not submitted any registration statement, prospectus or other filing with the local securities authorities with respect to the grant of the RSUs (unless otherwise required under local law). No employee of the Company is permitted to advise the Participant on whether the Participant should acquire Shares under the Plan or provide the Participant with any legal, tax or financial advice with respect to the grant of the RSUs. Investment in Shares involves a degree of risk. Before deciding to acquire Shares pursuant to the RSUs, the Participant should carefully consider all risk factors and tax considerations relevant to the acquisition of Shares under the Plan or the disposition of them. Further, the Participant should carefully review all of the materials related to the RSUs and the Plan, and the Participant should consult with the Participant’s personal legal, tax and financial advisors for professional advice in relation to the Participant’s personal circumstances. 24. Foreign Asset/Account Reporting Requirements and Exchange Controls. The Participant’s country may have certain foreign asset/ account reporting requirements and exchange controls which may affect the Participant’s ability to acquire or hold Shares under the Plan or cash received from participating in the Plan (including any dividends paid on Shares, sale proceeds resulting from the sale of Shares acquired under the Plan) in a brokerage or bank account outside the Participant’s country. The Participant may be required to report such accounts, assets, or transactions to the tax or other authorities in the Participant’s country. The Participant may be required to repatriate sale proceeds or other funds received as a result of the Participant’s participation in the Plan to the Participant’s country through a designated bank or broker within a certain time after receipt. The Participant acknowledges that it is the Participant’s responsibility to be compliant with such regulations and the Participant should consult the Participant’s personal legal advisor for any details. 25. Country-Specific Provisions. Notwithstanding any provisions in this Agreement, the RSUs and any Shares subject to the RSUs shall be subject to any additional or different terms and conditions for the Participant’s country of employment and country of residence, if different, as set forth in any Addenda. Moreover, if the Participant relocates to or otherwise becomes subject to the laws, rules and/or regulations of one of the countries included in any of the Addenda, the additional or different terms and conditions for such country will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons and provided the imposition of the term or condition will not result in any adverse accounting expense with respect to the RSUs (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate the Participant’s transfer). The Addenda constitute part of this Agreement. 26. Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the RSUs and on any Shares subject to the

12 Confidential - Company Proprietary RSUs, to the extent the Company determines it is necessary or advisable for legal or administrative reasons and provided the imposition of the term or condition will not result in any adverse accounting expense to the Company, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. 27. Recoupment. The RSUs granted pursuant to this Agreement are subject to the terms of the Veralto Corporation Clawback Policy in the form approved by the Committee from time to time (including any successor thereto, the “Policy”) if and to the extent such Policy by its terms applies to the RSUs, and to the terms required by applicable law; and the terms of the Policy and such applicable law are incorporated by reference herein and made a part hereof. For purposes of the foregoing, the Participant expressly and explicitly authorizes the Company to issue instructions, on the Participant’s behalf, to any brokerage firm and/or third party administrator engaged by the Company to hold the Participant’s Shares and other amounts acquired pursuant to the Participant’s RSUs, to re-convey, transfer or otherwise return such Shares and/or other amounts to the Company upon the Company’s enforcement of the Policy. To the extent that this Agreement and the Policy conflict, the terms of the Policy shall prevail. 28. Notices. The Company may, directly or through its third party stock plan administrator, endeavor to provide certain notices to the Participant regarding certain events relating to awards that the Participant may have received or may in the future receive under the Plan, such as notices reminding the Participant of the vesting or expiration date of certain awards. The Participant acknowledges and agrees that (1) the Company has no obligation (whether pursuant to this Agreement or otherwise) to provide any such notices; (2) to the extent the Company does provide any such notices to the Participant the Company does not thereby assume any obligation to provide any such notices or other notices; and (3) the Company, its Subsidiaries and the third party stock plan administrator have no liability for, and the Participant has no right whatsoever (whether pursuant to this Agreement or otherwise) to make any claim against the Company, any of its Subsidiaries or the third party stock plan administrator based on any allegations of, damages or harm suffered by the Participant as a result of the Company’s failure to provide any such notices or the Participant’s failure to receive any such notices. The Participant further agrees to notify the Company upon any change in the Participant’s residence address. 29. Limitations on Liability. Notwithstanding any other provisions of the Plan or this Agreement, no individual acting as a director, employee, or agent of the Company or any of its Subsidiaries will be liable to the Participant or the Participant’s spouse, beneficiary, or any other person or entity for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable because of any contract or other instrument the Participant executes in such other capacity. No member of the Board or of the Committee will be liable for any action or determination (including, but limited to, any decision not to act) made in good faith with respect to the Plan or any RSUs. 30. Consent and Agreement With Respect to Plan. The Participant (a) acknowledges that the Plan and the prospectus relating thereto are available to the Participant on the website maintained by the Stock Plan Administrator; (b) represents that the Participant has read and is familiar with the terms and provisions thereof, has had an opportunity to obtain the advice of counsel of the Participant’s choice prior to executing this Agreement and fully understands all provisions of this Agreement and the Plan; (c) accepts these RSUs subject to all of the terms and provisions thereof; and (d) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Agreement.

13 Confidential - Company Proprietary [If the Agreement is signed in paper form, complete and execute the following:] PARTICIPANT VERALTO CORPORATION Signature Signature Print Name Print Name Title Residence Address Declaration of Data Privacy Consent. By providing the additional signature below, the undersigned explicitly declares the Participant’s consent to the data processing operations described in Section 13 of this Agreement. This includes, without limitation, the transfer of the Participant’s Personal Information to, and the processing of such data by, the Company, the Employer or, as the case may be, the Stock Plan Administrator in the United States. The undersigned may withdraw the Participant’s consent at any time, with future effect and for any or no reason as described in Section 13 of this Agreement. PARTICIPANT: Signature

14 Confidential - Company Proprietary ADDENDUM A This Addendum A includes additional (or, if so indicated, different) terms and conditions that govern the RSUs granted to the Participant if the Participant works and/or resides in one of the countries listed herein. Capitalized terms used but not defined herein shall have the same meanings ascribed to them in the Grant Notice, the Agreement or the Plan. This Addendum A also includes information regarding securities, exchange control, tax and certain other issues of which the Participant should be aware with respect to the Participant’s participation in the Plan. The information is based on the securities, exchange control, tax and other laws in effect as of December 2025. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Participant not rely on the information contained herein as the only source of information relating to the consequences of the Participant’s participation in the Plan because the information may be out of date at the time the Participant vests in the RSUs or sells Shares acquired under the Plan. In addition, this Addendum A is general in nature and may not apply to the Participant’s particular situation, and the Company is not in a position to assure the Participant of any particular result. Accordingly, the Participant should seek appropriate professional advice as to how the relevant laws in the Participant’s country apply to the Participant’s specific situation. If the Participant is a citizen or resident (or is considered as such for local tax purposes) of a country other than the one in which the Participant is currently residing and/or working, or if the Participant transfers employment and/or residency to, or if the Participant otherwise become subject to the local laws, rules and/or regulations of, another country after the grant of the RSUs, the information contained herein may not be applicable to the Participant in the same manner. BRAZIL / EUROPEAN UNION (“EU”) / EUROPEAN ECONOMIC AREA (“EEA”) / SWITZERLAND / THE UNITED KINGDOM Data Privacy If the Participant resides and/or is employed in Brazil, the EU / EEA, Switzerland or the United Kingdom, the following provision replaces Section 13 of the Agreement: The Company is located at 225 Wyman Street, Waltham, Massachusetts 02451, United States of America and grants RSUs under the Plan to employees of the Company and its Subsidiaries in its sole discretion. The Participant should review the following information about the Company’s data processing practices. (a) Data Collection, Processing and Usage. Pursuant to applicable data protection laws, the Participant is hereby notified that the Company collects, processes, and uses certain personally- identifiable information about the Participant; specifically, including the Participant’s name, home address, email address and telephone number, date of birth, social insurance/passport or other identification number (e.g., resident registration number), salary, citizenship, job title, any Shares or directorships held in the Company, and details of all RSUs or any other equity compensation awards granted, cancelled, exercised, vested, or outstanding in the Participant’s favor, which the Company receives from the Participant or the Employer (“Personal Information”). In granting the RSUs under the Plan, the Company will collect the Participant’s Personal Information for purposes of allocating Shares and implementing, administering and managing the Plan. The Company’s legal basis for collecting, processing and using the Participant’s Personal Information will be the Company’s legitimate

15 Confidential - Company Proprietary interest of managing the Plan and generally administering employee equity awards, the Company’s necessity to execute its contractual obligations under the Agreement and to comply with its legal obligations. The Participant’s refusal to provide Personal Information may affect the Participant’s ability to participate in the Plan. As such, by participating in the Plan, the Participant voluntarily acknowledges the collection, processing and use, of the Participant’s Personal Information as described herein. (b) Stock Plan Administration Service Provider. The Company transfers Participant’s Personal Information to Fidelity Stock Plan Services LLC, an independent service provider based in the United States, which assists the Company with the implementation, administration and management of the Plan (the “Stock Plan Administrator”). In the future, the Company may select a different Stock Plan Administrator and share the Participant’s Personal Information with another company that serves in a similar manner. The Stock Plan Administrator will open an account for the Participant to receive and trade Shares acquired under the Plan. The Participant will be asked to agree on separate terms and data processing practices with the Stock Plan Administrator, which is a condition to the Participant’s ability to participate in the Plan. (c) International Data Transfers. The Company and the Stock Plan Administrator are based in the United States. The Company can only meet its contractual obligations to the Participant if the Participant’s Personal Information is transferred to the United States. The Company’s legal basis for the transfer of the Participant’s Personal Information to the United States is to satisfy its contractual obligations under the terms of the Agreement and/or its use of the standard data protection clauses adopted by the European Commission. (d) Data Retention. The Company will use the Participant’s Personal Information only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan or as required to comply with legal or regulatory obligations, including under tax and securities laws. When the Company no longer needs the Participant’s Personal Information, the Company will remove it from its systems. If the Company keeps the Participant’s Personal Information longer, it would be to satisfy legal or regulatory obligations and the Company’s legal basis would be for compliance with relevant laws or regulations. (e) Data Subjects Rights. The Participant may have a number of rights under data privacy laws in the Participant’s country of residence (and country of employment, if different). For example, the Participant’s rights may include the right to (i) request access or copies of Personal Information the Company processes pursuant to the Agreement, (ii) request rectification of incorrect Personal Information, (iii) request deletion of Personal Information, (iv) request restrictions on processing of Personal Information, (v) lodge complaints with competent authorities in the Participant’s country of residence (and country of employment, if different), and/or (vi) request a list with the names and addresses of any potential recipients of the Participant’s Personal Information. To receive clarification regarding the Participant’s rights or to exercise the Participant’s rights, the Participant should contact the Participant’s local human resources department.

16 Confidential - Company Proprietary AUSTRIA TERMS AND CONDITIONS None. NOTIFICATIONS Exchange Control Notice If the Participant holds securities (including Shares acquired under the Plan) or cash (including proceeds from the sale of Shares) outside Austria, the Participant will be required to report certain information to the Austrian National Bank if certain thresholds are exceeded. Specifically, if the Participant holds securities outside Austria, reporting requirements will apply if the value of such securities meets or exceeds a certain threshold (currently €5,000,000) as of the end of any calendar quarter. Further, if the Participant holds cash in accounts outside Austria, monthly reporting requirements will apply if the aggregate transaction volume of such cash accounts meets or exceeds a certain threshold (currently €10,000,000). These thresholds may be subject to change. The Participant should consult with the Participant’s personal advisor(s) regarding any personal legal, regulatory or foreign exchange obligations the Participant may have in connection with the Participant’s participation in the Plan. BELGIUM TERMS AND CONDITIONS None. NOTIFICATIONS Foreign Asset/Account Reporting Information The Participant is required to report any securities (e.g., Shares acquired under the Plan) or bank accounts (including brokerage accounts) opened and maintained outside of Belgium on the Participant’s annual tax return. The Participant will also be required to complete a separate report, providing the National Bank of Belgium with details regarding any such account (including the account number, the name of the bank in which such account is held and the country in which such account is located). This report, as well as additional information on how to complete it, can be found on the website of the National Bank of Belgium, www.nbb.be, under Kredietcentrales / Centrales des crédits caption. The Participant should consult with the Participant’s personal advisor(s) regarding any personal foreign asset/foreign account tax obligations the Participant may have in connection with the Participant’s participation in the Plan. Stock Exchange Tax Information A stock exchange tax applies to transactions executed by a Belgian resident through a non-Belgian financial intermediary, such as a U.S. broker. The stock exchange tax will apply when Shares acquired pursuant to the RSUs are sold. The Participant should consult with a personal tax or financial advisor for additional details on the Participant’s obligations with respect to the stock exchange tax.

17 Confidential - Company Proprietary Annual Securities Account Tax An annual securities accounts tax may be payable if the total value of securities held in a Belgian or foreign securities account (e.g., Shares acquired under the Plan) exceeds a certain threshold on four reference dates within the relevant reporting period (i.e., December 31, March 31, June 30 and September 30). In such case, the tax will be due on the value of the qualifying securities held in such account. The Participant should consult with a personal tax or financial advisor for additional details on the Participant’s obligations with respect to the annual securities account tax. BRAZIL TERMS AND CONDITIONS Labor Law Policy and Acknowledgment The following provision supplements Section 17 of the Agreement: By accepting the RSUs, the Participant agrees that the Participant is (i) making an investment decision and (ii) the value of the underlying Shares is not fixed and may increase or decrease in value over the vesting period without compensation to the Participant. Compliance with Law By accepting the RSUs, the Participant acknowledges that the Participant agrees to comply with applicable Brazilian laws and to pay any and all applicable taxes associated with the vesting of the RSUs, and the sale of Shares acquired under the Plan and the receipt of any dividends. NOTIFICATIONS Foreign Asset/Account Reporting Information If the Participant is a resident or domiciled in Brazil, the Participant may be required to submit an annual declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and/or rights exceeds a certain threshold (currently US$1,000,000). If the aggregate value exceeds a certain threshold (currently US$100,000,000), a declaration must be submitted quarterly. Tax on Financial Transaction (IOF) Repatriation of funds (e.g., the proceeds from the sale of Shares) into Brazil and the conversion of USD into BRL associated with such fund transfers may be subject to the Tax on Financial Transactions. It is the Participant’s responsibility to comply with any applicable Tax on Financial Transactions arising from the Participant’s participation in the Plan. The Participant should consult with the Participant’s personal tax advisor for additional details.

18 Confidential - Company Proprietary CANADA TERMS AND CONDITIONS RSUs Payable Only in Shares RSUs granted to Participants in Canada shall be paid in Shares only. In no event shall any of such RSUs be paid in cash, notwithstanding any discretion contained in the Plan, or any provision in the Agreement to the contrary. Nature of the RSUs The following provision replaces Section 17(c) of the Agreement: (c) Except as explicitly and minimally required under applicable employment standards legislation, no Eligible Subsidiary (including, but not limited to, the Employer) shall have any obligation to make any payment of any kind to the Participant under this Agreement; The following provision replaces Section 17(h) of the Agreement: (h) Except as explicitly and minimally required under applicable employment standards legislation, the award of RSUs and the Shares subject to the RSUs, and the income from and value of same, are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or any Eligible Subsidiary; The following provision replaces Section 17(m) of the Agreement: (m) Except as explicitly and minimally required under applicable employment standards legislation, no claim or entitlement to compensation or damages shall arise from termination of the RSUs, or recoupment of any Shares acquired under the Plan, or from any diminution in value of the RSUs, or the Shares upon vesting of the RSUs resulting from (i) termination of the Participant’s employment or continuous service with the Company or any Eligible Subsidiary (for any reason whatsoever and whether or not in breach of applicable labor laws of the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any), and / or (ii) the application of the application of the Veralto Corporation Clawback Policy (as described in Section 27 below), as it may be amended from time to time (whether such policy is adopted on or after the date of this Agreement); Forfeiture Upon Termination of Employment The following provision replaces Section 4(a) of the Agreement: For purposes of the RSUs and except as explicitly and minimally required under applicable employment standards legislation, (i) the RSU shall be subject to forfeiture in the event of the termination of the Participant’s employment, and (ii) the Participant’s right, if any, to earn, seek damages in lieu of, vest in or otherwise benefit from or participate in any portion of the RSUs or in the Plan shall be measured from and shall immediately terminate as of the date on which the Participant is no longer actually providing services to the Company (including, for this purpose, all Eligible Subsidiaries) regardless of the reason for such termination and whether or not such termination is later found to be invalid or unlawful for any reason or

19 Confidential - Company Proprietary in breach of applicable laws or rules in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any (“Termination Date”). Except as explicitly and minimally required by applicable employment standards legislation, the Termination Date shall not be extended by any notice period or period for which pay in lieu of notice or related damages or payments are provided or mandated under local law (including, but not limited to, statute, contract, regulatory law and/or common or civil law), and the Participant shall have no right to full or pro-rated vesting or compensation for lost vesting or other benefits or participation under the Plan related to such periods. If, notwithstanding the foregoing, applicable employment legislation explicitly requires continued vesting or other participation during a statutory notice period, the Participant’s right to vest in the RSU or otherwise benefit from or participate in the Plan, if any, will terminate effective as of the last day of the minimum statutory notice period. The Participant will not earn or be entitled to pro-rated vesting or other benefits or participation if the vesting date falls after the end of the Participant’s statutory notice period, nor will the Participant be entitled to any compensation for the lost vesting, benefits or other participation. Further, a period during which the Participant is actually providing services to the Company or any Eligible Subsidiary excludes any leave of absence other than to the minimum extent required under applicable human rights or employment standards legislation or permitted by the Company. For further clarity, any reference to the termination or cessation of the Participant’s service or employment, the termination or severance of the employer-employee relationship, or a termination date under this Agreement or Plan shall be interpreted to mean the Termination Date. Subject to applicable employment standards legislation, if the date the Participant is no longer actually providing services cannot be reasonably determined under the terms of the Agreement or the Plan, the Administrator, in its sole discretion, shall determine the date the Participant is no longer providing services (including whether the Participant may still be considered to be providing services while on a leave of absence). The following two provisions apply if the Participant is a resident of Quebec: French Language Documents A French translation of this Agreement, the Plan and certain other documents related to the offer will be made available to the Participant as soon as reasonably practicable following the Participant’s written request. Notwithstanding the Language provision included in Section 18 of the Agreement, to the extent required by applicable law and unless the Participant indicates otherwise, the French translation of such documents will govern the Participant’s participation in the Plan. Documents en Langue Française Une traduction française du présent Contrat, du Plan et de certains autres documents liés à l’offre sera mise à la disposition du Participant dès que cela sera raisonnablement possible suite à la demande écrite du Participant. Nonobstant la disposition reprise ci-dessus dans la Section 18 du Contrat relative à la Langue, dans la mesure où la loi applicable l’exige et à moins que le Participant n’indique le contraire, la traduction française de ces documents régira la participation au Plan du Participant.

20 Confidential - Company Proprietary Data Privacy The following provision supplements Section 13 of the Agreement: The Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Participant’s awards under the Plan. The Participant further authorizes the Company, its Subsidiaries and the Stock Plan Administrator to disclose and discuss the Participant’s participation in the Plan with their respective advisors. The Participant further authorizes the Company and its Subsidiaries to record such information and to keep such information in the Participant’s employee file. The Participant acknowledges that the Participant’s personal information, including any sensitive personal information, may be transferred or disclosed outside the province of Quebec, including to the U.S. If applicable, the Participant also acknowledges that the Company, its Subsidiaries and the Stock Plan Administrator may use technology for profiling purposes and to make automated decisions that may have an impact on the Participant or the administration of the Plan. NOTIFICATIONS Securities Law Notice The Participant is permitted to sell Shares acquired under the Plan through the designated broker appointed under the Plan, if any (or any other broker acceptable to the Company), provided the resale of Shares acquired under the Plan takes place outside of Canada through the facilities of a stock exchange on which the Shares are listed. The Shares are currently listed on the New York Stock Exchange. Foreign Asset/Account Reporting Information Specified foreign property, including the RSUs, Shares acquired under the Plan, and other rights to receive shares of a non-Canadian company held by a Canadian resident must generally be reported annually on a Form T1135 (Foreign Income Verification Statement) if the total cost of the foreign property exceeds C$100,000 at any time during the year. Thus, unvested RSUs must be reported – generally at a nil cost – if the C$100,000 cost threshold is exceeded because the Participant holds other specified foreign property. When Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Shares. The ACB would ordinarily equal the fair market value of the Shares at the time of acquisition, but if the Participant owns other shares of the Company, this ACB may need to be averaged with the ACB of the other shares. The Participant should consult with the Participant’s personal advisor(s) regarding any personal foreign asset/foreign account tax obligations the Participant may have in connection with the Participant’s participation in the Plan. CHILE TERMS AND CONDITIONS None. NOTIFICATIONS Securities Law Notice The grant of the RSUs is not intended to be a public offering of securities in Chile but instead is intended to be a private placement.

21 Confidential - Company Proprietary a) The starting date of the offer will be the Date of Grant (as defined in the Agreement), and this offer conforms to General Ruling No. 336 of the Chilean Commission of the Financial Market (“CMF”); b) The offer deals with securities not registered in the Registry of Securities or in the Registry of Foreign Securities of the CMF, and therefore such securities are not subject to its oversight; c) The issuer is not obligated to provide public information in Chile regarding the foreign securities, as such securities are not registered with the CMF; and d) The foreign securities shall not be subject to public offering as long as they are not registered with the corresponding registry of securities in Chile. Exchange Control Notice If the Participant is a resident of Chile, the Participant is not required to repatriate any proceeds obtained from the sale of Shares or the receipt of dividends to Chile. However, if the Participant is a resident of Chile and decides to repatriate proceeds from the sale of Shares or the receipt of dividends and the amount of the proceeds to be repatriated exceeds a certain threshold (currently US$10,000), the Participant must effect such repatriation through the Formal Exchange Market. It is unnecessary to convert any repatriated funds into Chilean currency. Please note that exchange control regulations in Chile are subject to change. The Participant should consult with the Participant’s personal legal advisor regarding any exchange control obligations that the Participant may have prior to the vesting of the RSUs. Foreign Asset/Account Reporting Information The Chilean Internal Revenue Service (“CIRS”) requires all taxpayers to provide information annually regarding: (i) any taxes paid abroad which they will use as a credit against Chilean income taxes, and (ii) the results of foreign investments. These annual reporting obligations must be complied with by submitting a sworn statement setting forth this information before July 1 of each year. The sworn statement disclosing this information (or Formularios) must be submitted electronically through the CIRS website, www.sii.cl, using Form 1929. CHINA TERMS AND CONDITIONS The following provision applies if the Participant is subject to exchange control restrictions and regulations in the People’s Republic of China (“PRC”), including the requirements imposed by the PRC State Administration of Foreign Exchange (“SAFE”), as determined by the Company in its sole discretion: Settlement Notice Notwithstanding anything to the contrary in the Plan or the Agreement, no Shares will be issued to the Participant in settlement of the RSUs unless and until all necessary exchange control or other approvals with respect to the RSUs under the Plan have been obtained from the SAFE or its local counterpart (“SAFE Approval”). In the event that SAFE Approval has not been obtained prior to any date(s) on which the RSUs are scheduled to vest in accordance with the vesting schedule set forth in the Agreement, any Shares which are contemplated to be issued in settlement of such vested RSUs shall be held by the Company in escrow on behalf of the Participant until SAFE Approval is obtained.

22 Confidential - Company Proprietary NOTIFICATIONS Exchange Control Restrictions Applicable to Participants who are PRC Nationals If the Participant is a local national of the PRC, the Participant understands and agrees that upon RSU vesting the underlying Shares may be sold immediately or, at the Company’s discretion, at a later time. The Participant further agrees that the Company is authorized to instruct its designated broker to assist with the mandatory sale of such Shares (on the Participant’s behalf pursuant to this authorization), and the Participant expressly authorizes such broker to complete the sale of such Shares. If the Company changes its designated brokerage firm, the Participant acknowledges and agrees that the Company may transfer any Shares issued under the Plan to the new designated brokerage firm, if necessary or advisable for legal or administrative reasons. The Participant agrees to sign any documentation necessary to facilitate the transfer of Shares. Further, the Participant acknowledges that the Company’s designated broker is under no obligation to arrange for the sale of the Shares at any particular price. Upon the sale of the Shares, the Company agrees to pay the cash proceeds from the sale, less any brokerage fees or commissions, to the Participant in accordance with applicable exchange control laws and regulations and provided any liability for Tax-Related Items resulting from the vesting of the RSUs has been satisfied. Due to fluctuations in the Share price and/or the U.S. Dollar exchange rate between the Vesting Date and (if later) the date on which the Shares are sold, the sale proceeds may be more or less than the fair market value of the Shares on the Vesting Date. The Participant understands and agrees that the Company is not responsible for the amount of any loss the Participant may incur and that the Company assumes no liability for any fluctuations in the Share price and/or U.S. Dollar exchange rate. The Participant understands and agrees that, due to exchange control laws in China, the Participant will be required to immediately repatriate to China the cash proceeds from the sale of any Shares acquired at vesting of the RSUs and any dividends received in relation to the Shares. The Participant further understands that, under local law, such repatriation of the cash proceeds may need to be effectuated through a special exchange control account to be approved by the local foreign exchange administration, and the Participant hereby consents and agrees that the proceeds from the sale of Shares acquired under the Plan and any dividends received in relation to the Shares may be transferred to such special account prior to being delivered to the Participant. The proceeds may be paid to the Participant in U.S. Dollars or local currency at the Company’s discretion (as of the Date of Grant, the proceeds are paid to the Participant in local currency). In the event the proceeds are paid to the Participant in U.S. Dollars, the Participant understands that the Participant will be required to set up a U.S. Dollar bank account in China and provide the bank account details to the Employer and/or the Company so that the proceeds may be deposited into this account. If the proceeds are paid to the Participant in local currency, the Participant agrees to bear any currency fluctuation risk between the time the Shares are sold or dividends are paid and the time the proceeds are distributed to the Participant through any such special account. Exchange Control Notice Applicable to Participants in the PRC If the Participant is a local national of the PRC, the Participant understands that exchange control restrictions may limit the Participant’s ability to access and/or convert funds received under the Plan, particularly if these amounts exceed a certain threshold (currently US$50,000). The Participant should confirm the procedures and requirements for withdrawals and conversions of foreign currency with the Participant’s local bank prior to the vesting of the RSUs/sale of Shares. The Participant agrees to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in the PRC. The Participant should consult with the Participant’s personal advisor(s) regarding any personal legal, regulatory or foreign exchange obligations the Participant may have in connection with the Participant’s participation in the Plan.

23 Confidential - Company Proprietary Foreign Asset/Account Reporting Information PRC residents are required to report to SAFE details of their foreign financial assets and liabilities, as well as details of any economic transactions conducted with non-PRC residents, either directly or through financial institutions. The Participant may be subject to reporting obligations for the Shares or awards acquired under the Plan and Plan-related transactions. It is the Participant’s responsibility to comply with this reporting obligation and the Participant should consult his/her personal tax advisor in this regard. DENMARK TERMS AND CONDITIONS Danish Stock Option Act Notwithstanding anything in the Agreement to the contrary, the treatment of the RSUs upon the Participant’s termination of employment with the Company or an Eligible Subsidiary, as applicable, shall be governed by the Danish Stock Option Act (the “Act”), as in effect at the time of the Participant’s termination (as determined by the Committee in its discretion in consultation with legal counsel). By accepting the RSUs, the Participant acknowledges that the Participant has received a Danish translation of an Employer Statement, (which is attached hereto as Addendum B), which is being provided to comply with the Act. The Participant also acknowledges any grant of RSUs under the Plan made on or after January 1, 2019, is subject to the rules of the amended Act. Accordingly, the Participant agrees that the treatment of RSUs upon the Participant’s termination of employment is governed solely by Section 4 of the Agreement and any corresponding provisions in the Plan. The relevant termination provisions are also detailed in the Employer Statement. Please be aware that as set forth in Section 1 of the Act, the Act only applies to “employees” as that term is defined in Section 2 of the Act. If the Participant is a member of the registered management of an Eligible Subsidiary in Denmark or otherwise does not satisfy the definition of employee, the Participant will not be subject to the Act and the Employer Statement will not apply to the Participant. NOTIFICATIONS Foreign Asset/Account Reporting Information If Danish residents establish an account holding Shares or an account holding cash outside Denmark, they must report the account to the Danish Tax Administration as part of their annual tax return under the section related to foreign affairs and income. The form which should be used in this respect can be obtained from a local bank. The Participant should consult with the Participant’s personal advisor(s) regarding any personal foreign asset/foreign account tax obligations the Participant may have in connection with the Participant’s participation in the Plan.

24 Confidential - Company Proprietary FRANCE TERMS AND CONDITIONS Consent to Receive Information in English By accepting the RSUs, the Participant confirms having read and understood the Plan, the Grant Notice, the Agreement and this Addendum A, including all terms and conditions included therein, which were provided in the English language. The Participant accepts the terms of those documents accordingly. Consentement afin de Recevoir des Informations en Anglais En acceptant les droits sur des actions assujettis à restrictions (« restricted stock units » ou « RSUs »), le Participant confirme avoir lu et compris le Plan, la Notification d’Attribution, le Contrat et la présente Annexe A, en ce compris tous les termes et conditions y relatifs, qui ont été fournis en langue anglaise. Le Participant accepte les termes de ces documents en connaissance de cause. NOTIFICATIONS Tax Information The RSUs granted under this Agreement are not intended to be tax-qualified RSUs. Exchange Control Notice The value of any cash or securities imported to or exported from France without the use of a financial institution must be reported to the customs and excise authorities when the value of such cash or securities is equal to or greater than a certain amount. The Participant should consult with the Participant’s personal financial advisor for further details regarding this requirement. Foreign Asset/Account Reporting Information French residents must report annually any shares and bank accounts they hold outside France, including the accounts that were opened, used and/or closed during the tax year, to the French tax authorities, on an annual basis on a special Form N° 3916, together with the Participant’s personal income tax return. Failure to report triggers a significant penalty. GERMANY TERMS AND CONDITIONS None. NOTIFICATIONS Exchange Control Notice Cross-border payments in excess of a certain threshold (currently €50,000) (the “Threshold”) must be reported to the German Federal Bank (Bundesbank). If the Participant receives a cross-border payment in excess of the Threshold (e.g., proceeds from the sale of Shares acquired under the Plan) and/or if the Company withholds or sells Shares with a value in excess of the Threshold for any Tax-Related Items, the Participant must report the payment and/or the value of the Shares received and/or sold or withheld to the

25 Confidential - Company Proprietary Bundesbank, either electronically using the “General Statistics Reporting Portal” (“Allgemeines Meldeportal Statistik”) available on the Bundesbank website (www.bundesbank.de) or via such other method (e.g., by email or telephone) as is permitted or required by Bundesbank. The report must be submitted monthly or within other such timing as is permitted or required by Bundesbank. The Participant should consult with the Participant’s personal advisor(s) regarding any personal legal, regulatory or foreign exchange obligations the Participant may have in connection with the Participant’s participation in the Plan. HONG KONG TERMS AND CONDITIONS Form of Settlement Notwithstanding any discretion contained in the Plan or anything to the contrary in the Agreement, the RSUs are payable in Shares only. Sale Restriction Shares received at vesting are accepted as a personal investment. In the event that the RSUs vest and Shares are issued to the Participant (or the Participant’s heirs) within six (6) months of the Date of Grant, the Participant (or the Participant’s heirs) agrees that the Shares will not be offered to the public or otherwise disposed of prior to the six (6)-month anniversary of the Date of Grant. NOTIFICATIONS Securities Law Notice WARNING: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. The Participant is advised to exercise caution in relation to the offer. If the Participant is in any doubt about any of the contents of this document, the Participant should obtain independent professional advice. Neither the grant of the RSUs nor the issuance of the Shares upon vesting of the RSUs constitutes a public offering of securities under Hong Kong law and is available only to employees of the Company and its Subsidiaries. The Agreement, including this Addendum A, the Plan and other incidental communication materials distributed in connection with the RSUs (i) have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong and (ii) are intended only for the personal use of each eligible employee of the Company or its Subsidiaries and may not be distributed to any other person. Nature of Scheme The Company specifically intends that the Plan will not be treated as an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance. HUNGARY No country-specific provisions.

26 Confidential - Company Proprietary INDIA TERMS AND CONDITIONS None. NOTIFICATIONS Exchange Control Notice The Participant must repatriate any proceeds from the sale of the Shares and any cash dividends acquired under the Plan to India and convert the proceeds into local currency within a certain period from the time of receipt (90 days for sale proceeds and 180 days for dividend payments, or within such other period of time as may be required under applicable regulations and to convert the proceeds into local currency). The Participant will receive a foreign inward remittance certificate (“FIRC”) from the bank where the Participant deposits the foreign currency. The Participant should maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation. Further, the Participant agrees to provide any information that may be required by the Company or the Employer to enable them to make any applicable filings they may have under exchange control laws in India. It is the Participant’s responsibility to comply with applicable exchange control laws in India. It is the Participant’s responsibility to comply with exchange control laws in India, and neither the Company nor the Employer will be liable for any fines or penalties resulting from the Participant’s failure to comply with applicable laws. Foreign Asset/Account Reporting Information The Participant is required to declare the Participant’s foreign bank accounts and any foreign financial assets (including Shares held outside India) in the Participant’s annual tax return. It is the Participant’s responsibility to comply with this reporting obligation and the Participant should consult with the Participant’s personal tax advisor in this regard as significant penalties may apply in the case of non- compliance. INDONESIA TERMS AND CONDITIONS Language Consent and Notification By accepting the RSUs, the Participant (i) confirms having read and understood the documents relating to the grant (i.e., the Grant Notice, the Plan and this Agreement) which were provided in the English language, (ii) accepts the terms of those documents accordingly, and (iii) agrees not to challenge the validity of this document based on Law No. 24 of 2009 on National Flag, Language, Coat of Arms and National Anthem or the implementing Presidential Regulation. Persetujuan dan Pemberitahuan Bahasa Dengan menerima pemberian Unit Saham Terbatas ini, Peserta (i) memberikan konfirmasi bahwa dirinya telah membaca dan memahami dokumen- dokumen berkaitan dengan pemberian ini (yaitu, Pemberitahuan Pemberian, Perjanjian dan Program) yang disediakan dalam Bahasa Inggris, (ii) menerima persyaratan di dalam dokumen-dokumen tersebut, dan (iii) setuju untuk tidak mengajukan keberatan atas keberlakuan

27 Confidential - Company Proprietary dari dokumen ini berdasarkan Undang-Undang No. 24 Tahun 2009 tentang Bendera, Bahasa dan Lambang Negara serta Lagu Kebangsaan ataupun Peraturan Presiden sebagai pelaksanaannya. NOTIFICATIONS Exchange Control Notice Indonesian residents are obliged to provide the Indonesian central bank (Bank Indonesia) with information on foreign exchange activities. If there is any change to foreign assets held (including Shares acquired under the Plan), the Participant must report such change online through Bank Indonesia’s website no later than the 15th day of the month following the month in which the foreign exchange activity took place. In addition, if the Participant remits proceeds from the sale of Shares or the receipt of any dividends paid on such Shares into Indonesia, the Indonesian bank through which the transaction is made will submit a report on the transaction to Bank Indonesia for statistical reporting purposes. For transactions that equal or exceed a certain threshold (currently US$10,000), a more detailed description of the transaction must be included in the report and the Participant may be required to provide information about the transaction to the bank in order to complete the transaction. IRELAND TERMS AND CONDITIONS None. NOTIFICATIONS Director Notification Obligation Irish residents who may be a director, shadow director or secretary of an Irish subsidiary whose interest in the Company represents more than 1% of the Company’s voting share capital are required to notify such Irish Subsidiary in writing within a certain time period. This notification requirement also applies with respect to the interests of a spouse or children under the age of 18 (whose interests will be attributed to the director, shadow director or secretary). JAPAN TERMS AND CONDITIONS None. NOTIFICATIONS Exchange Control Notice If the Participant acquires Shares valued at more than a certain threshold (currently ¥100,000,000) in a single transaction, the Participant must file a Securities Acquisition Report with the Ministry of Finance through the Bank of Japan within 20 days of the purchase of the Shares. The Participant should consult with the Participant’s personal advisor(s) regarding any personal legal, regulatory or foreign exchange obligations the Participant may have in connection with the Participant’s participation in the Plan.

28 Confidential - Company Proprietary Foreign Asset/Account Reporting Information The Participant will be required to report details of any assets held outside Japan as of December 31st to the extent such assets have a total net fair market value exceeding a certain threshold (currently ¥50,000,000). This report is due by March 15 each year. The Participant should consult with the Participant’s personal tax advisor as to whether the reporting obligation applies to the Participant and whether the requirement extends to any outstanding RSUs or Shares acquired under the Plan. MALAYSIA TERMS AND CONDITIONS None. NOTIFICATIONS Director Notification If the Participant is a director of a subsidiary or other related company in Malaysia, then the Participant is subject to certain notification requirements under the Malaysian Companies Act, 2016. Among these requirements is an obligation to notify the Malaysian subsidiary in writing when the Participant receives an interest (e.g., RSUs, Shares) in the Company or any related companies. In addition, the Participant must notify the Malaysian subsidiary when the Participant sells Shares of the Company or any related company (including when the Participant sells Shares acquired under the Plan). These notifications must be made within fourteen (14) days of acquiring or disposing of any interest in the Company or any related company. NETHERLANDS No country-specific provisions. NEW ZEALAND TERMS AND CONDITIONS None. NOTIFICATIONS Securities Law Notice WARNING: The Participant is being offered an RSU which, if vested, will entitle the Participant to acquire Shares in accordance with the terms of this Agreement and the Plan. The Shares, if issued, will give the Participant a stake in the ownership of the Company. The Participant may receive a return if dividends are paid. If the Company runs into financial difficulties and is wound up, the Participant will be paid only after all creditors have been paid. The Participant may lose some or all of the Participant’s investment, if any. New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors to make an informed decision. The usual rules do not apply to this offer because it is made under an employee share scheme. As a result, the Participant may not be given all the information usually required. The Participant will also have fewer other

29 Confidential - Company Proprietary legal protections for this investment. The Participant should ask questions, read all documents carefully, and seek independent financial advice before committing. Prior to the vesting and settlement of the RSU, the Participant will not have any rights of ownership (e.g., voting rights) with respect to the underlying Shares. No interest in any RSUs may be transferred (legally or beneficially), assigned, mortgaged, charged or encumbered. The Shares are quoted on the New York Stock Exchange (“NYSE”). This means that if the Participant acquires Shares under the Plan, the Participant may be able to sell the Shares on the NYSE if there are interested buyers. The Participant may get less than the Participant invested. The price will depend on the demand for the Shares. For information on risk factors impacting the Company’s business that may affect the value of the Shares, the Participant should refer to the risk factors discussion on the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are filed with the U.S. Securities and Exchange Commission and are available online at www.sec.gov, as well as on the Company’s “Investor Relations” website at https://investors.veralto.com. POLAND TERMS AND CONDITIONS None. NOTIFICATIONS Foreign Asset/Account Reporting Information Polish residents holding foreign securities (e.g., Shares) and/or maintaining accounts abroad are obligated to file quarterly reports with the National Bank of Poland incorporating information on transactions and balances of the securities and cash deposited in such accounts if the value of such securities and cash (when combined with all other assets held abroad) exceeds a certain threshold (currently PLN 7,000,000). The Participant should consult with the Participant’s personal advisor(s) regarding any personal foreign asset/foreign account tax obligations the Participant may have in connection with the Participant’s participation in the Plan. Exchange Control Notice Polish residents are also required to transfer funds through a bank account in Poland if the transferred amount in any single transaction exceeds a certain threshold (currently EUR 15,000). Polish residents are required to store documents connected with foreign exchange transactions for a period of five years from the date the exchange transaction was made. The Participant should consult with the Participant’s personal advisor(s) regarding any personal legal, regulatory or foreign exchange obligations the Participant may have in connection with the Participant’s participation in the Plan.

30 Confidential - Company Proprietary PORTUGAL TERMS AND CONDITIONS Language Consent The Participant hereby expressly declares that the Participant is proficient in the English language and has read, understood and fully accepts and agrees with the terms and conditions established in the Plan and the Agreement. Conhecimento da Lingua O Participante, pelo presente instrumento, declara expressamente que tem pleno conhecimento da língua inglesa e que leu, compreendeu e livremente aceitou e concordou com os termos e condições estabelecidas no Plano e do Contrato. NOTIFICATIONS Exchange Control Notice If the Participant is a Portuguese resident and holds Shares after vesting of the RSUs, the acquisition of the Shares should be reported to the Banco de Portugal for statistical purposes. If the Shares are deposited with a commercial bank or financial intermediary in Portugal, such bank or financial intermediary will submit the report on the Participant’s behalf. If the Shares are not deposited with a commercial bank or financial intermediary in Portugal, The Participant is responsible for submitting the report to the Banco de Portugal, unless the Participant engages a Portuguese financial intermediary to file the reports on the Participant’s behalf. The Participant should consult with the Participant’s personal advisor(s) regarding any personal legal, regulatory or foreign exchange obligations the Participant may have in connection with the Participant’s participation in the Plan. PUERTO RICO TERMS AND CONDITIONS None. NOTIFICATIONS Securities Law Notice The offer of the Plan is subject exclusively to U.S. securities laws, including the U.S. Securities Exchange Act of 1934, as amended. ROMANIA TERMS AND CONDITIONS Vesting Schedule Notwithstanding anything to the contrary in the Grant Notice or this Agreement, no part of the RSUs will vest until the one-year anniversary of the Date of Grant.

31 Confidential - Company Proprietary Language Consent By accepting the grant of RSUs, the Participant acknowledges that he or she is proficient in reading and understanding English and fully understands the terms of the documents related to the grant (the Grant Notice, this Agreement and the Plan), which were provided in the English language. The Participant accepts the terms of those documents accordingly. Consimtamant cu privire la limba Prin acceptarea acordarii de RSU-uri, Participantul confirma ca acesta sau aceasta are un nivel adecvat de cunoastere in ce priveste cititirea si intelegerea limbii engleze, a citit si confirma ca a inteles pe deplin termenii documentelor referitoare la acordare (Anuntul, Acordul RSU si Planul), care au fost furnizate in limba engleza. Participantul accepta termenii acestor documente in consecinta. NOTIFICATIONS Exchange Control Notice If the Participant deposits the proceeds from the sale of Shares acquired under the Plan into a bank account in Romania, the Participant may be required to provide the Romanian bank with appropriate documentation explaining the source of the funds. The Participant understands that the Participant should consult with the Participant’s personal legal advisor to determine whether the Participant will be required to submit such documentation to the Romanian bank. SINGAPORE TERMS AND CONDITIONS None. NOTIFICATIONS Securities Law Notice The grant of the RSUs is being made pursuant to the “Qualifying Person” exemption” under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”) and is not made to Participant with a view to the underlying Shares being subsequently offered for sale to any other party. The Plan has not been, and will not be, lodged or registered as a prospectus with the Monetary Authority of Singapore. The Participant should note that the RSUs are subject to section 257 of the SFA and the Participant should not make (i) any subsequent sale of the Shares in Singapore or (ii) any offer of such subsequent sale of the Shares subject to the RSUs in Singapore, unless such sale or offer is made after six (6) months from the Date of Grant or pursuant to the exemptions under Part XIII Division 1 Subdivision (4) (other than section 280) of the SFA. The Company’s Common Stock is currently traded on the New York Stock Exchange, which is located outside of Singapore, under the ticker symbol “VLTO” and the Shares acquired under the Plan may be sold through this exchange. Director Notification Requirement If the Participant is a director, associate director, or shadow director of a Singapore Subsidiary of the Company, the Participant is subject to certain notification requirements under the Singapore Companies Act, regardless of whether the Participant is resident or employed in Singapore. Among these requirements

32 Confidential - Company Proprietary is an obligation to notify the Singapore Subsidiary in writing when the Participant receives an interest (e.g., RSUs, Shares, etc.) in the Company or any related company. In addition, the Participant must notify the Singapore Subsidiary when the Participant sells the Shares of the Company or any related company (including when the Participant sells the Shares acquired under the Plan). These notifications must be made within two (2) business days of (i) its acquisition or disposal, (ii) any change in a previously-disclosed interest (e.g., upon vesting of the RSUs or when Shares acquired under the Plan are subsequently sold), or (iii) becoming a director. If you are the Chief Executive Officer of the Singapore Subsidiary of the Company, these requirements may also apply to you. SPAIN TERMS AND CONDITIONS Nature of RSUs The following provision supplements Section 17 of the Agreement: In accepting the grant of the RSUs, the Participant acknowledges that the Participant consents to participation in the Plan and has received a copy of the Plan. The Participant understands that the Company, in its sole discretion, has unilaterally and gratuitously decided to grant RSUs under the Plan to individuals who may be employees of the Company or its Subsidiaries throughout the world. The decision is a limited decision that is entered into upon the express assumptions and conditions that (i) any RSUs will not economically or otherwise bind the Company or any of its Subsidiaries on an ongoing basis; (ii) the RSUs and any Shares acquired upon vesting of the RSUs shall not become a part of any employment contract (either with the Company or any of its Subsidiaries) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever; and (iii) unless otherwise provided for in the Agreement, the RSUs will cease vesting upon Participant’s termination of employment. Further, as a condition of the grant of the RSUs, unless otherwise expressly provided for by the Company or set forth in the Agreement, the RSUs will be cancelled without entitlement to any Shares if the Participant terminates employment by reason of, including, but not limited to: resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without cause (i.e., subject to a “despido improcedente”), material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, or under Article 10.3 of Royal Decree 1382/1985. The Committee, in its sole discretion, shall determine the date when the Participant’s employment has terminated for purposes of the RSUs. The Participant understands that the grant of the RSUs would not be granted but for the assumptions and conditions referred to above; thus, the Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of, or right to, the RSUs shall be null and void. NOTIFICATIONS Securities Law Notice No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the RSUs. The Plan, the Agreement (including this Addendum A) and any other documents evidencing the grant of the RSUs have not, nor will they be, registered with the

33 Confidential - Company Proprietary Comisión Nacional del Mercado de Valores, and none of those documents constitutes a public offering prospectus. Exchange Control Notice The Participant may be required to electronically declare to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), any foreign instruments (including Shares acquired under the Plan), and any transactions with non-Spanish residents, depending on the balances in such accounts together with the value of such instruments as of December 31 of the relevant year, or the volume of transactions with non-Spanish residents during the relevant year. The Participant should consult with the Participant’s personal advisor(s) regarding any personal legal, regulatory or foreign exchange obligations the Participant may have in connection with the Participant’s participation in the Plan. Foreign Asset/Account Reporting Information To the extent the Participant holds rights or assets (e.g., cash or the Shares held in a bank or brokerage account) outside of Spain with a value in excess of a certain threshold (currently €50,000) per type of right or asset as of December 31 each year (or at any time during the year in which the Participant sells or disposes of such right or asset), the Participant is required to report information on such rights and assets on the Participant’s tax return for such year. After such rights or assets are initially reported, the reporting obligation will only apply for subsequent years if the value of any previously-reported rights or assets increases by more than a certain threshold (currently €20,000) per type of right or asset as of each subsequent December 31, or if the Participant sells Shares or cancel bank accounts that were previously reported. Failure to comply with this reporting requirement may result in penalties to the Spanish residents. Spanish residents should consult with their personal tax and legal advisors to ensure compliance with their personal reporting obligations. SWEDEN TERMS AND CONDITIONS Tax Obligations The following provision supplements Section 7 of the Agreement: Without limiting the Company’s and the Employer’s authority to satisfy their withholding obligations for Tax-Related Items as set forth in Section 7 of the Agreement, in accepting the RSUs, the Participant authorizes the Company and/or the Employer to withhold Shares or to sell Shares otherwise deliverable to the Participant upon vesting/settlement to satisfy Tax-Related Items, regardless of whether the Company and/or the Employer have an obligation to withhold such Tax-Related Items. NOTIFICATIONS None.

34 Confidential - Company Proprietary SWITZERLAND TERMS AND CONDITIONS None. NOTIFICATIONS Securities Law Notice Neither this document nor any other materials relating to the RSUs (a) constitutes a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), (b) may be publicly distributed nor otherwise made publicly available in Switzerland to any person other than an employee of the Company or (c) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 of FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority (FINMA). TAIWAN TERMS AND CONDITIONS Data Privacy The Participant acknowledges that the Participant has read and understands the terms regarding collection, processing and transfer of personal data contained in Section 13 of the Agreement and agrees that, upon request of the Company or the Employer, the Participant will provide any executed data privacy consent form to the Employer or the Company (or any other agreements or consents that may be required by the Employer or the Company) that the Company and/or the Employer may deem necessary to obtain under the data privacy laws in Participant’s country, either now or in the future. The Participant understands the Participant will not be able to participate in the Plan if the Participant fails to execute any such consent or agreement. NOTIFICATIONS Securities Law Notice The offer of participation in the Plan is available only for employees of the Company and its Subsidiaries. The offer of participation in the Plan is not a public offer of securities by a Taiwanese company. Exchange Control Notice If the Participant is a resident of Taiwan, the Participant may acquire foreign currency, and remit the same out of or into Taiwan, up to a certain threshold (currently US$10,000,000) per year without justification. If the transaction amount equals or exceeds a certain threshold (currently TWD$500,000) in a single transaction, the Participant must submit a Foreign Exchange Transaction Form to the remitting bank. The Participant should consult with the Participant’s personal advisor(s) regarding any personal legal, regulatory or foreign exchange obligations the Participant may have in connection with the Participant’s participation in the Plan.

35 Confidential - Company Proprietary THAILAND TERMS AND CONDITIONS None. NOTIFICATIONS Exchange Control Notice Thai residents receiving funds in connection with the Plan (e.g., dividends or sale proceeds) with a value equal to or greater than a certain threshold (currently US$1,000,000) per transaction are required to repatriate the funds to Thailand immediately following the receipt of the funds and to then either convert such repatriated funds into Thai Baht or deposit the funds into a foreign currency account opened with any commercial bank in Thailand acting as the authorized agent within 360 days of repatriation. The Participant is also required to inform the authorized agent of the details of the foreign currency transaction, including the Participant’s identification information and the purpose of the transaction. If the Participant does not comply with this obligation, the Participant may be subject to penalties assessed by the Bank of Thailand. Because exchange control regulations change frequently and without notice, the Participant should consult a legal advisor before selling Shares to ensure compliance with current regulations. It is the Participant’s responsibility to comply with exchange control laws in Thailand, and neither the Company nor any Parent or Subsidiary will be liable for any fines or penalties resulting from the Participant’s failure to comply with applicable laws. The Participant should consult with the Participant’s personal advisor(s) regarding any personal legal, regulatory or foreign exchange obligations the Participant may have in connection with the Participant’s participation in the Plan. TRINIDAD AND TOBAGO No country-specific provisions. TÜRKIYE TERMS AND CONDITIONS None. NOTIFICATIONS Securities Law Notice Under Turkish law, the Participant is not permitted to sell the Shares acquired under the Plan in Türkiye. The Shares are currently traded on the New York Stock Exchange under the ticker symbol “VLTO” and the Shares may be sold through this exchange. Exchange Control Notice In certain circumstances, Turkish residents are permitted to sell the Shares traded on a non-Turkish stock exchange only through a financial intermediary licensed in Türkiye. Therefore, Turkish residents may be required to appoint a Turkish broker to assist with the sale of the Shares acquired under the Plan. The Participant should consult the Participant’s personal legal advisor before selling any Shares acquired under the Plan to confirm the applicability of this requirement.

36 Confidential - Company Proprietary UNITED ARAB EMIRATES TERMS AND CONDITIONS None. NOTIFICATIONS Securities Law Notice The Agreement, the Plan, and other incidental communication materials related to the RSUs are intended for distribution only to employees of the Company and its Subsidiaries for the purposes of an incentive scheme. The Emirates Securities and Commodities Authority and Central Bank have no responsibility for reviewing or verifying any documents in connection this statement. Neither the Ministry of Economy nor the Dubai Department of Economic Development have approved this statement nor taken steps to verify the information set out in it, and have no responsibility for it. The securities to which this statement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If the Participant does not understand the contents of the Agreement, including this Addendum A, or the Plan, the Participant should obtain independent professional advice. UNITED KINGDOM TERMS AND CONDITIONS Form of Payment If the Participant resides in the United Kingdom, the Company will settle all vested RSUs only in an equivalent number of Shares. The Participants residing in the United Kingdom (or in the event of death, such the Participant’s legal representative or estate) will not receive an equivalent or fractional Share cash payment with respect to vested RSUs. Tax Obligations The following provision supplements Section 7 of the Agreement: Without limitation to Section 7 of the Agreement, the Participant hereby agrees that the Participant is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by the Company, or if different, the Employer, or by HM Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority). The Participant also hereby agrees to indemnify and keep indemnified the Company and, if different, the Employer, against any Tax-Related Items that they are required to pay or withhold, or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on the Participant’s behalf. Notwithstanding the foregoing, if the Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the Participant may not be able to indemnify the Company or the Employer for the amount of any income tax not collected from or paid by the Participant, as it may be considered a loan. In this case, the amount of any uncollected amounts may constitute a benefit

37 Confidential - Company Proprietary to the Participant on which additional income tax and National Insurance Contributions may be payable. The Participant will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying the Company or the Employer for the value of any National Insurance Contributions due on this additional benefit, which the Company or the Employer may recover by any of the means referred to in Section 7 of the Agreement. NOTIFICATIONS None. **************************

38 Confidential - Company Proprietary ADDENDUM B EMPLOYER INFORMATION STATEMENT – DENMARK RESTRICTED STOCK UNIT GRANT EMPLOYER STATEMENT Veralto Corporation (hereinafter the “Company”) must in accordance with the Danish Act on the use of purchase rights or subscription rights to shares etc. in employment relationships (hereinafter the “Act”), provide you with the following information regarding the grant of restricted stock units (hereinafter the “Grant”) which you have received under the Veralto Corporation Incentive Program. This statement contains only the information set out in section 3(1) of the Act. The terms of the Grant are described in detail in the Veralto Corporation 2023 Omnibus Incentive Plan (the “Plan”) and in applicable award agreement relating to your award (hereinafter the “Agreement”) 1. Date of the grant The grant date of your award is set forth in the Agreement of which this statement forms a part. 2. Terms of the grant The Grant is determined solely at the discretion of the Board (or the relevant board Committee). In its assessment, the Board (or the relevant board committee) has considered several factors, including your personal performance. Regardless of your personal performance and the Company’s future prospects, the Company may decide unilaterally and in its sole discretion, not to grant restricted stock units to you in the future. Pursuant to the terms of the Plan and the Agreement, you are not entitled and have no claim to receive future restricted stock units as a consequence of the Grant. 3. Exercise date Restricted stock units granted under the Plan are governed by the terms and conditions set forth in the Plan and the applicable Agreement. 4. Exercise price With respect to any award of restricted stock units, you do not have to pay any exercise fee when the restricted stock units have vested, and the shares are issued/transferred to you. 5. Your rights upon termination of employment Your rights upon termination of employment are set out in the Plan and the Agreement, which contain the terms for your restricted stock units in connection with disability, death, retirement, termination for gross misconduct and other terminations. 6. Financial aspects of participation in the Program The Grant may have no immediate fiscal impact for you. The value of the rights which you have been granted under the Agreement, including the value of any shares issued pursuant to restricted stock units,

39 Confidential - Company Proprietary are not taken into account when calculating holiday allowance, holiday supplement or other supplements or compensations stipulated by law, which are calculated in full or in part on the basis of the salary. Shares are financial instruments and investing in shares always involves a financial risk. The possibility of making a profit at the time you sell your shares depends on the Company’s financial performance and its future prospects, as well as other factors such as the general economic situation and the situation in the financial markets. The value of any of the Company’s ordinary shares that you receive as a result of restrictive stock units can go both up and down. Previously achieved results of the Company’s ordinary shares do not necessarily reflect how they will perform in the future. There are no guarantees that the granted restrictive stock units will increase in value or retain the value that it had when it was granted. You are ultimately responsible for compliance with the obligations in regard to income tax, social insurances, or other tax withholdings (hereinafter “Tax-related matters”) in connection with the Grant or the exercise thereof. By accepting the Grant, you simultaneously give permission for the Company and its subsidiaries to withhold all applicable Tax-related matters that you are legally obligated to pay of your salary or other compensation paid to you by the Company or its subsidiaries, or by proceeds from the sale of shares.

40 Confidential - Company Proprietary ARBEJDSGIVERERKLÆRING Veralto Corporation (herefter “Selskabet”) skal, i overensstemmelse med den danske Lov om brug af køberet eller tegningsret til aktier m.v. i ansættelsesforhold (herefter “Loven”), tilvejebringe Dem følgende oplysninger angående tildeling af betingede aktieenheder (herefter “Tildelingen”), som De har modtaget i henhold til Veralto Corporations incitamentsprogram. Denne erklæring indeholder kun de oplysninger, der står i paragraf 3, stk. 1, i Loven. Vilkårene for Tildelingen er beskrevet detaljeret i Veralto Corporation 2023 Omnibus Incentive Plan (herefter “Programmet”) og i den relevant aftale om tildeling (herefter “Aftalen”). 1. Tildelingstidspunkt Tildelingsdatoen for Deres tildeling er fastsat i Aftalen, som denne erklæring udgør en del af. 2. Vilkår for tildelinger Tildelingen er vedtaget alene efter Bestyrelsens skøn (eller den relevante bestyrelseskomités). Bestyrelsen (eller den relevante bestyrelseskomité) har i sin bedømmelse overvejet en række faktorer, herunder Deres personlige præstationer. Uagtet Deres personlige præstation og Selskabets fremtidsudsigter kan Selskabet beslutte, alene og efter eget skøn, ikke at tildele betingede aktieenheder til Dem i fremtiden. I henhold til betingelserne i Programmet og Aftalen har De hverken ret til eller krav på at modtage fremtidige betingede aktieenheder i medfør af Tildelingen. 3. Udnyttelsesdato Betingede aktieenheder, der er tildelt i henhold til Programmet, er reguleret af de betingelser, der er angivet i Programmet og i Aftalen. 4. Udnyttelsespris Med hensyn til tildeling af betingede aktieenheder skal De ikke betale noget udnyttelsesvederlag, når de betingede aktieenheder vester (modnes) og aktier udstedes/overdrages til Dem. 5. Deres rettigheder ved ansættelsens ophør Deres rettigheder ved ansættelsens ophør er beskrevet i Programmet og Aftalen, som indeholder vilkår om Deres aktieenheder i tilfælde af uarbejdsdygtighed, dødsfald, pensionering, grov misligholdelse samt anden ophør af ansættelsen. 6. Økonomiske aspekter ved deltagelse i Programmet Tildelingen har næppe umiddelbar økonomisk betydning for Dem. Værdien af de rettigheder, som De har under Aftalen, herunder værdien af aktier udstedt i henhold til betingede aktieenheder, tages der ikke hensyn til, når der skal beregnes feriegodtgørelse, ferietillæg eller andre tillæg eller kompensationer fastsat ved lov, som helt eller delvist udmåles på baggrund af lønnen. Aktier er finansielle instrumenter, og en investering i aktier indebærer altid en økonomisk risiko. Muligheden for fortjeneste på det tidspunkt, De sælger Deres aktier, afhænger af Selskabets økonomiske præstation og dets fremtidsudsigter samt andre faktorer som f.eks. den generelle økonomiske situation og situationen i de finansielle markeder. Værdien af hvilke som helst af Selskabets ordinære aktie som følge

41 Confidential - Company Proprietary af betingede aktieenheder, kan gå både op og ned. Selskabets ordinære aktiers tidligere opnåede resultater siger ikke nødvendigvis noget om, hvordan de klarer sig fremover. Der udstedes ikke nogen garantier om, at en aktie de tildelte betingede aktieenheder, stiger i værdi eller bevarer den værdi, som den havde, da den blev tildelt. De er i sidste instans ansvarlig for overholdelse af forpligtelsen mht. indkomstskat, sociale forsikringer eller andre skattemæssige tilbageholdelser (herefter “Skatterelaterede forhold”) i forbindelse med Tildelingen eller udnyttelsen heraf. Ved accept af Tildelingen giver De tilladelse til, at Selskabet og dets datterselskaber tilbageholder alle gældende Skatterelaterede forhold, som De er juridisk forpligtiget til at betale ud af Deres løn eller af anden kompensation, som er udbetalt til Dem af Selskabet eller dets datterselskaber, eller af provenu fra aktiesalget.

42 Confidential - Company Proprietary ADDENDUM C PERSONAL DATA (PRIVACY) ORDINANCE PERSONAL INFORMATION COLLECTION STATEMENT – HONG KONG As part of its responsibilities in relation to the collection, holding, processing or use of the personal data of employees under the Personal Data (Privacy) Ordinance, the Veralto Corporation and its subsidiaries (the “Company”) and the Participant’s Hong Kong employer, as applicable, (the “Hong Kong Employer”) hereby is providing the Participant with the following information. Purpose From time to time, it is necessary for the Participant to provide the Company and the Hong Kong Employer with the Participant’s Personal Information for purposes related to the Participant’s employment and the grant of equity compensation awards by the Company to the Participant under the Plan, as amended and restated and any other equity compensation plan that may be established by the Company (collectively, the “Plan”), as well as managing the Participant’s ongoing participation in the Plan and for other purposes directly relating thereunder. Transfer of Personal Data Personal data will be kept confidential but, subject to the provisions of any applicable law, may be:  made available to appropriate persons at the Company around the world (and the Participant hereby consents to the transfer of the Participant’s data outside of Hong Kong);  supplied to any agent, contractor or third party who provides administrative or other services to the Company and/or the Hong Kong Employer or elsewhere and who has a duty of confidentiality (examples of such persons include, but are not limited to, any third party brokers or administrators engaged by the Company in relation to the Plan, external auditors, trustees, insurance companies, actuaries and any consultants/agents appointed by the Company and/or the Hong Kong Employer to plan, provide and/or administer employee benefits and awards granted under the Plan);  disclosed to any government departments or other appropriate governmental or regulatory authorities in Hong Kong or elsewhere such as the Inland Revenue Department and the Labour Department;  made available to any actual or proposed purchaser of all or part of the business of the Company or the Hong Kong Employer, in the case of any merger, acquisition or other public offering, the purchaser or subscriber for shares in the Company or the Hong Kong Employer; and  made available to third parties in the form of marketing materials and/or directories identifying the names, office telephone numbers, email addresses and/or other contact information for key officers, senior employees and their secretaries, assistants and support staff of the Company or the Hong Kong Employer for promotional and administrative purposes. Transfer of the Participant’s Personal Information in connection with the Plan will only be made for one or more of the purposes specified above.

43 Confidential - Company Proprietary Access and Correction of Personal Data Under the Personal Data (Privacy) Ordinance, the Participant has the right to ascertain whether the Hong Kong Employer holds the Participant’s Personal Information, to obtain a copy of the data, and to correct any data that is inaccurate. The Participant may also request the Hong Kong Employer to inform the Participant of the type of personal data that it holds. Requests for access and correction or for information regarding policies and practices and kinds of data in connection with the Plan should be addressed in writing to: Veralto’s Corporate Compensation department at the headquarters address of Veralto Corporation set forth above A small fee may be charged to offset our administrative costs in complying with the Participant’s access requests. Nothing in this statement shall limit the rights of the Participant under the Personal Data (Privacy) Ordinance. The Participant’s signature set forth on the signature page of this Agreement represents the Participant’s acknowledgement of the terms contained herein. * * * * *